Exhibit 99.1

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[LOGO]

Q2 FY2005
Earnings Conference Call

April 19, 2005

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Forward Looking Statement

The use of words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “intends,” “future,” “potential,” or “continue,” the negative of these terms and other comparable terminology are intended to identify forward-looking statements.

These statements are only predictions based on our current expectations and projections about future events. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.

In this regard, you should specifically consider the numerous risks outlined in our SEC filings.

Presentation

Unless indicated otherwise, all results are presented in accordance with United States generally accepted accounting principles (GAAP).

Building Shareholder Value

Profitable Growth

Strategic Differentiation

Global Reach

Financial Strength

Operating Leverage

Technology Transition

Q2 FY2005 Results

Financial Summary

•                  Revenues grew 21% year over year including the impact of acquisitions

•                        Product sales up 9.7%

•                        Rental and managed services up $115M

•                        Services up 11.9%

•                  Tenovis revenue was $237M for the quarter

•                        Excluding Tenovis revenue was $985M, down 2% year over year

•                  Gross margin was 46.1%, down ..7 from a year ago and 1.2 sequentially

•                  Operating income declined from $60M to $52M including Tenovis dilution of $28M

•                  Operating margin was 4.3%

•                  Cash position remained strong at $855M

•                  Debt decreased by $180M to $188M

Revenue

Quarterly trend

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Gross and Operating Margins

Gross Margin ($M)

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	Q2 FY04	Q3 FY04	Q4 FY04	Q1 FY05	Q2 FY05
($)	471	488	538	543	563
%	46.8%	48.0%	50.0%	47.3%	46.1%

Operating Income ($M)

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	Q2 FY04	Q3 FY04	Q4 FY04	Q1 FY05	Q2 FY05
($)	60	92	119	88	52
%	6.0%	9.1%	11.1%	7.7%	4.3%

Segment Results

Global Communications Solutions

Revenue ($M)

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	Q2 FY04	Q3 FY04	Q4 FY04	Q1 FY05	Q2 FY05
Revenue	493	506	565	592	625

Q2 FY05 Segment Highlights

•            Revenue increased 26.8% vs. a year ago, largely attributed to Tenovis

•            Excluding Tenovis sales were flat vs. a year ago

•            Gross margins improved due to greater efficiencies in manufacturing and higher percentage of software in product

•            Operating losses reported primarily due to the dilutive impact of Tenovis

Operating Income (Loss) ($M)

[CHART]

	Q2 FY04	Q3 FY04	Q4 FY04	Q1 FY05	Q2 FY05
($)	(3)	17	55	25	(12)
%	(0.6)%	3.4%	9.7%	4.2%	(1.9)%

Avaya Global Services

Revenue ($M)

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	Q2 FY04	Q3 FY04	Q4 FY04	Q1 FY05	Q2 FY05
Revenue	511	510	511	556	597

Q2 FY05 Segment Highlights

•                  Revenue increased 16.8% vs. a year ago, attributed to Tenovis

•                  Maintenance, implementation and integration and rental and managed services increased year over year

•                  U.S. service revenue declined

•                  Operating margin was down due to the decrease in U.S. revenue and higher fixed costs in the U.S. coupled with the dilution from Tenovis

Operating Income ($M)

[CHART]

	Q2 FY04	Q3 FY04	Q4 FY04	Q1 FY05	Q2 FY05
($)	63	68	65	56	27
%	12.3%	13.3%	12.7%	10.1%	4.5%

Cash Flows

Six Months Ended March 31, 2005

($ in millions)

Net Cash Provided by Operating Activities	$60

Net Cash Used in Investing Activities	(450)

Net Cash Used in Financing Activities	(380)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	8

Net Decrease in Cash and Cash Equivalents	(762)

Cash and Cash Equivalents as of 9/30/04	1,617

Cash and Cash Equivalents as of 3/31/05	$855

Balance Sheet

Cash

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Debt

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Net Cash*

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Strong Net Cash Position

•                  Decrease of only $120 million year over year

•                  Significantly paid down debt

•                  Cash outlay for acquisitions of $409M, net of cash in those business

*                 Net Cash is defined as cash and cash equivalents less total debt. At 3/31/05 this amount is calculated as cash and cash equivalents of $855M less total debt of $188M

Days Sales Outstanding

DSO (1-point Method)

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Q2 FY2005
Earnings Conference Call

April 19, 2005

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Supplemental
Information

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Reconciliations for Comparative Purposes

(in $ millions)	Six Months Ended			Three Months Ended			Three Months Ended
	March 31,		%	March 31,		%	March 31,	December 31,	%
	2005	2004	Growth	2005	2004	Growth	2005	2004	Growth
Revenue
As Reported	$2,370	$1,977	20%	$1,222	$1,006	21%	$1,222	$1,148	6.0%
Tenovis	361	—	18%	237	—	24%	237	124	—
Excluding Tenovis	$2,009	$1,977	2%	$985	$1,006	(2)%	$985	$1,024	(4.0)%

Operating income
As Reported	$140	$112	25%	$52	$60	(13)%
Tenovis	(35)	—	(31)%	(28)	—	(47)%
Excluding Tenovis	$175	$112	56%	$80	$60	33%

Operating Margin
As Reported	5.9%	5.7%		4.3%	6.0%
Tenovis	(9.7)%	—		(11.8)%	—
Excluding Tenovis	8.7%	5.7%		8.1%	6.0%

	Three Months Ended March 31,
	2005	2004
Diluted Earnings Per Share

As Reported	$0.07	$0.22

Less: Results of Tenovis Operations	(0.06)	—

Favorable Settlement of Certain Tax Matters	—	0.19

Loss on Senior Secured Notes Extinguishment	—	(0.05)

Loss on Sale of CommScope Common Shares	—	(0.01)
	$0.13	$0.09